Star Gold Corp. Receives $130,000 Via Warrant Conversion

November 19, 2010

Star Gold Corp. (OTCBB:SRGZ) (“Star Gold” or the “Company”) today stated, in addition to its previously announced private placement financing for $120,000, it has also received $130,000 through the exercise of previously issued common stock warrants. The inclusion of these funds affords Star Gold additional flexibility to secure complementary claims on its Nevada properties and further develop a more comprehensive resource play. The company looks forward to providing additional information as  developments unfold.

About Star Gold Corp.

Star Gold Corp. is a gold and base metal exploration company with the purpose of evaluating, developing and acquiring gold projects of merit with a focus on the United States, Canada and Mexico.  At present, Star Gold is focused on the exploration and development of its Excalibur Project and Longstreet Project, in Nevada, USA.  For more information, please visit www.stargoldcorp.com.

Investor Contact

Gross Capital, Inc.

Barry Gross

361-949-4999

stargold@grosscapital.com

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Disclaimer

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Star Gold Corp (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."